Exhibit 10.5

LEASE

This Lease Agreement made between D’AMATO INVESTMENTS, LLC, of Milford, Connecticut, hereinafter called “LANDLORD”, and Obagi Medical Products, Inc. of Long Beach, California hereinafter called the “TENANT”.

WITNESSETH:  That the LANDLORD does hereby demise and lease to TENANT and TENANT does hereby hire from the LANDLORD the premises located at: 136 Research Dr., Unit F & 181 Research Dr., Units 1-3, Milford, CT (approx. 2,400 square feet) subject to the following terms and conditions:

ARTICLE 1 – LEASE TERM

The term of this lease shall be for a period of one year, which shall commence December 1, 2005  (Commencement Date) and terminate on November 30, 2006.

LANDLORD also grants TENANT a two years option @ 5% increase per year. TENANT must give thirty days (30) advance written notice of intention to exercise option.

ARTICLE 2 – RENT

The rent hereinafter specified shall be paid in advance in monthly installments on the 1st day of each month commencing Dec. 1, 2005. All rental checks received after the 10th of each month are subject to ten percent (10%) late fee. Said rent shall be payable to D’Amato Investments, LLC. Said rent shall be payable at 183 Quarry Road, Milford, Connecticut or such other place as the LANDLORD may require. Rental checks are to be mailed to D’Amato Bros., P.O. Box 3063, Milford, Connecticut 06460.

The rent for the term shall be $33,600.00 payable in monthly installments as follows: $2,800.00

ARTICLE 3 – TENANT’S MAINTENANCE AND REPAIR OF PREMISES

Except as hereinafter provided, TENANT shall maintain and keep the interior of the premises in good repair, free of refuse and rubbish and shall return the same at the expiration or termination of this Lease in as good condition as received by TENANT, ordinary wear and tear, damage or destruction by fire, flood, storm, civil commotion or other unavoidable cause excepted. TENANT shall be responsible for all trash removal, and shall at all times keep the premises free of accumulations of trash. TENANT shall be responsible for paying the first $300.00 per occurrence of all non-structural repairs including repairs to the heating or air conditioning systems. If any repair exceeds $300.00 prior approval from LANDLORD must be obtained.

The TENANT shall neither encumber nor obstruct, any sidewalk or parking area in front of, or any entrance to the premises.

ARTICLE 4 – TENANT’S ALTERATIONS, ADDITIONS, INSTALLATIONS AND REMOVAL THEREOF

TENANT may at its own expense, either at the commencement of, or during the term of this Lease, make such alterations in and/or additions to the leased premises, upon first, obtaining the written approval of LANDLORD as to the materials to be used and the manner of making such alterations and/or additions. LANDLORD covenants not to unreasonably withhold approval of alterations and/or additions proposed to be made by TENANT. TENANT may also, at its own expense, install such counters, racks, shelving, fixtures, fittings, machinery and equipment upon or within the leased premises as TENANT may consider necessary to the conduct of its business. At any time prior to expiration or earlier termination of the Lease, TENANT shall, if required by the LANDLORD, remove any or all such alterations, additions, or installments in such a manner as will not substantially injure the leased premises. TENANT shall restore the premises or portion/’s affected by such removal, to the same conditions as existed prior to the making of such alteration, addition or installation; ordinary wear and tear, damage or destruction by fire, flood, storm, civil commotion or other unavoidable cause excepted.

All alterations, additions or installations not so removed by TENANT shall become the property of LANDLORD without liability on LANDLORD’s part to pay for the same.

ARTICLE 5 – LANDLORD’S MAINTENANCE AND REPAIR OF PREMISES

LANDLORD shall maintain and make all necessary repairs to the foundations, load bearing walls, gutters, downspouts, water mains, gas and sewer lines and roof & all other structural repairs to the demised premises. TENANT shall be responsible for the first $300.00 per occurrence of non-structural repairs including but not limited to the heating & air conditioning systems, once it is established that they are in working order.

TENANT shall permit LANDLORD and LANDLORD’s agents to enter at all reasonable times, to view the state and condition of the premises or to make such alterations or repairs therein as may be necessary for the safety and preservation thereof, or for any other reasonable purpose.

ARTICLE 6 – FIRE AND CASUALTY

If the premises are damaged by fire or other casualty, LANDLORD may cause the damage to be repaired and the rent will be abated for such period of time as the premises may be untenantable, but if the premises are destroyed or so damaged that LANDLORD shall decide that it is inadvisable to repair same, this lease shall cease and terminate, and rental shall be adjusted to the date when such fire or casualty occurred. TENANT agrees to release LANDLORD from any and all claims for loss, damage, or inconvenience arising from such fire or casualty. In any determination to terminate pursuant to this paragraph, the LANDLORD shall exercise good faith in its determination regarding the repair of the premises.

ARTICLE 7 – SIGNS

No sign, advertisement or notice shall be affixed to or placed upon any part of the demised premises by the TENANT, except in such manner, and of such size, design and color as shall be approved in advance in writing by the LANDLORD. Such approval shall not be unreasonably withheld.

ARTICLE 8 – SUBORDINATION TO MORTGAGES

This lease is subject and is hereby subordinated to all present and future mortgages, deed of trust and other encumbrances affecting the demised premises or the property of which said premises are part. The TENANT agrees to execute, at no expense to the TENANT, any instrument which may be deemed necessary or desirable by the LANDLORD to further effect the subordination of this lease to any such mortgage, deed of trust or encumbrance.

ARTICLE 9 – CONDEMNATION

In the event that the leased premises shall be taken for public use by the city, state, federal government, public authority or other corporation having the power of eminent domain, then this lease shall terminate as of the date on which possession thereof shall be taken for such public use, or, at the option of TENANT, as of the date on which the premises shall become unsuitable for TENANT’S regular business by reason of such taking. If such a taking of only a part of the leased premises occurs, and TENANT elects not to terminate the lease, there shall be a proportionate reduction of the rent to be paid under this lease from and after the date such possession is taken for public use. TENANT shall not have the right to participate, directly or indirectly in any award for such public taking.

ARTICLE 10 – TAXES

LANDLORD shall pay all base taxes, assessments and charges which shall be assessed and levied upon the leased premises or any part thereof during the said term as they shall become due. Personal property taxes shall be paid by the TENANT.

ARTICLE 11 – INSURANCE

The TENANT further agrees that it will at all times indemnify the LANDLORD and save it harmless from any and all claims for injury or damage sustained upon the Leased Premises to the person or property of any person other than the TENANT unless said damage or injury be caused by or be due to the negligence of the LANDLORD and that it will at its own expense carry public liability insurance in the amount of $1,000,000.00, with such companies as may be satisfactory to the LANDLORD. Said policies shall name the LANDLORD as additional parties. The TENANT shall provide the LANDLORD with proof of said insurance.

ARTICLE 12 – PERSONAL PROPERTY

All personal property placed or moved in the premises above described shall be at the risk of the TENANT or owner thereof, and LANDLORD shall not be liable for any damage to said personal property, or to the TENANT arising from the bursting or leaking of water pipes or any other causes.

ARTICLE 13 – COMPLIANCE WITH REGULATORY AGENCIES

The TENANT shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and City Government and of any and all their Departments and Bureaus applicable to said premises, for the correction, prevention and abatement of nuisances or other grievances in, upon, or connected with said premises during said term TENANT’s use of the premises shall be:

office/warehouse/manufacturing

ARTICLE 14 – UTILITY CHARGES

Charges will be paid as follows:
a.	Gas – Tenant	e.	Trash Removal – Tenant
b.	Electric – Tenant	f.	*Snow Removal – Landlord
c.	Water – **Landlord	g.	Landscaping – Landlord
d.	Sewer Use – N/A	h.	Common Area – Landlord

*            The TENANT shall be responsible for the removal of snow from the sidewalks and doors fronting the demised premises.

**     Unless TENANT’s use is excessive.

~~ARTICLE 15          SECURITY ASSIGNMENT~~

~~The said TENANT hereby pledges and assigns to the Leaser all furniture, fixtures, goods and chattels of said TENANT, which shall or may be brought or put on said premises as security for the said lien may be enforced by distress foreclosure or otherwise at the election of the said LANDLORD.~~

ARTICLE 16 – SUBLETTING AND ASSIGNMENT

The TENANT shall not sublet the demised premises nor any portion thereof, nor shall this be assigned by the TENANT without the prior consent of the LANDLORD, which consent shall not be unreasonably withheld. The TENANT shall not be entitled to any amounts received from sub-tenant’s rental in excess of the rental due under this lease.

ARTICLE 17 – MECHANIC’S LIEN

In the event that any Mechanic’s Lien is filed against the premises as a result of alterations, additions, or improvements made by the TENANT, the LANDLORD may at his option, after sixty (60) days notice to the TENANT, and after TENANT’s failure within such time either to satisfy the lien or provide the LANDLORD with evidence of the invalidity of such lien, pay said lien, without inquiry into the validity of the lien and the LANDLORD may terminate this lease by written notice to the TENANT. The TENANT shall forthwith reimburse the LANDLORD the total expense incurred by the LANDLORD in discharging the said lien, as additional rent hereunder.

ARTICLE 18 – GLASS

The TENANT agrees to replace at the TENANT’S expense any and al1 glass which may become broken in and on the demised premises.

ARTICLE 19 – LANDLORD’S RIGHT TO INSPECT AND EXHIBIT

The LANDLORD, or its agents, shall have the right to enter the demised premises at reasonable hours, to examine same, make necessary repairs and/or alterations without unreasonable interference with the conduct of the TENANT’s business. LANDLORD or its agents shall be entitled to show the premises at reasonable times to persons wishing to purchase the same, and the TENANT further agrees that the LANDLORD shall have the right to show the premises for rental purposes on or after ninety (90) days prior to the expiration of this lease and to place reasonable notices on the front of the premises or any part thereof, offering the premises “To Let” or “For Sale”, and TENANT hereby agrees to permit the same to remain thereon without hindrance or molestation; provided, however, that such notices shall not interfere with TENANT’s signs or the conduct of TENANT’s business.

ARTICLE 20 – NO WAIVER OF RIGHTS

The failure of either party to insist upon a strict performance of any of the terms, covenants and conditions herein shall not be deemed a waiver of any rights or remedies of either such party, and shall not be deemed a waiver of any subsequent breach or default in any of their terms, conditions and covenants herein contained.

ARTICLE 21 – BANKRUPTCY, INSOLVENCY, ASSIGNMENT FOR BENEFIT

It is further agreed that if at any time during the term of this lease the TENANT shall make any assignment to the benefit of creditor, or be decreed insolvent or bankrupt according to law, or if a receiver shall be appointed for the TENANT, the LANDLORD may, at its option, terminate this lease. Exercise of such option to be evidenced by notice to that effect served upon the assignee, receiver, trustee or other person in charge of the liquidation of the property of the TENANT or the TENANT’s estate, but such termination shall not release or discharge any payment of rent payable hereunder and then accrued, or any liability then accrued by reason of any agreement or covenant herein contained on the part of the TENANT, or the TENANT’s legal representatives.

ARTICLE 22 – NOTICES

All notices and/or demands, legal or otherwise, incidental to this lease, or the occupation of the demised premises, shall be in writing. If the LANDLORD or its agents desires to give or serve upon the TENANT any notice or demand, it shall be sufficient to send a copy thereof by first class mail, addressed to the TENANT at the demised premises, or to leave a copy thereof with the person of suitable age found on the premises, or to post a copy thereof upon the door to said premises. Notices from the TENANT to the LANDLORD shall be sent first class mail or delivered to the LANDLORD at the place hereinbefore designated for the payment of rent, or to such party or place that the LANDLORD may from time to time designate in writing.

ARTICLE 23 – RIGHTS UPON DEFAULT

In the event of the nonpayment of said rent, or any installment thereof, at the time in the manner above provided, or if the TENANT shall be dispossessed for nonpayment of rent, or if the leased premises shall be deserted, or vacated, the LANDLORD or its agents shall have the right to enter the said premises as the agent of the TENANT either by force or otherwise and may relet the premises as the agent of the TENANT, and receive the rent thereof, upon terms that may be reasonable and satisfactory to the LANDLORD, and all rights of the TENANT to repossess the premises under this lease shall be forfeited. Such re-entry by the LANDLORD shall not operate to release the TENANT from any rent to be paid or covenants to be performed hereunder during the full term of this lease. For the purpose of re-letting the LANDLORD shall be authorized to make such reasonable repairs or alterations in or to the leased premises as may be necessary to restore the premises to rentable condition. The TENANT shall be liable to the LANDLORD for the cost of such repairs or alterations, and all reasonable expenses of such re-letting. If the sum realized or to be realized from this letting is insufficient to satisfy the monthly or term rent provided in this lease, the LANDLORD, at his option may require the TENANT to pay such deficiency month by month, or may hold the TENANT in advance for the entire deficiency to be realized during the term of re-letting. The TENANT shall not be entitled to any surplus funds accruing as a result of the re-letting. The TENANT agrees to pay, as additional rent, all reasonable Attorneys’ fees and other expenses incurred by the LANDLORD in enforcing any obligations under this lease.

ARTICLE 24 – PROVISIONS NOT EXCLUSIVE

The foregoing rights and remedies are not intended to be exclusive but as additional to all rights and remedies the LANDLORD would otherwise have by law.

ARTICLE 25 – SECURITY DEPOSIT

Upon execution of this agreement the TENANT shall deposit with the LANDLORD the sum of $5,600.00 security for the faithful performance and observance by TENANT of the terms, provisions and conditions of this Lease. In the event of any default by TENANT, the LANDLORD may use, apply, retain the whole or any part of the security so deposited to the extent required to compensate LANDLORD for damages sustained by TENANT’S default. LANDLORD shall have the right to commingle any monies held as security with his own monies and accounts. Said security shall not bear interest. Said security shall increase as the rent increases so as to always remain the equivalent of 2 month (s) of the current rental payment.

ARTICLE 26 – HAZARDOUS MATERIAL/CONTAMINANTS

The TENANT hereby agrees that should it, at any time during its occupancy of the subject premises, store or use any substance considered by the United States Environmental Protection Agency (E.P.A.) or the State of Connecticut Department of Environmental Protection (D.E.P.) to be hazardous materials or contaminants the following procedures of notice to the LANDLORD will be complied with:

The TENANT will give the LANDLORD written notice in the manner set forth elsewhere herein, providing the following information:

A)           Notice of each of said substances and the volume of each substance used by the TENANT monthly or annually. Also a description of the TENANT’S methods of handling these materials.

B)            Notice of the approximate monthly or annual volume of waste material resulting from the TENANT’S use of said hazardous material or contaminants. TENANT will also describe its handling and methods of disposal of said materials including the names of all outside firms employed in handling and disposal.

It is further understood that the TENANT bears full and absolute responsibility for any and all “spills” as defined by the E.P.A. and D.E.P., which occur upon any property of the LANDLORD or any other adjacent properties as a result of the TENANT’S operations or those operations of the TENANT’S invitees and/or outside contractors. The TENANT will hold the LANDLORD harmless from any claims whatsoever, resulting from a “spill” related to the TENANT’S occupancy and use. TENANT will bear full financial responsibility for any and all cost related to any spill or spills, including immediate remediation and any long term monitoring required by the E.P.A. or D.E.P.

Additionally, the TENANT covenants and agrees that in such instance of a “spill”, the TENANT will, at a minimum, provide telephone and/or written notice to the Connecticut Department of Environmental Protection and to the LANDLORD within four (4) hours of each occurrence, and begin immediate actions of clean up and remediation.

ARTICLE 27 – OTHER PROVISIONS-This agreement shall be subject to the terms, conditions and provisions contained in “Addendum To Lease”, if any, attached hereto.

ARTICLE 28 – LANDLORD’S RULES & REGULATIONS

1)                         Use of Common Elements

a)                        All motor vehicle parking will be in common with the other Tenants. There will be no parking set aside or reserved except for handicapped access parking as required by law. Tenants shall use reasonable efforts to insure that non-handicapped people do not occupy the handicapped spaces.

b)                       Picnic tables and other similar amenities which the Landlord or others may from time to time establish, for the use of Tenant shall be kept reasonable clean and orderly by those who use these amenities.

c)                        Tenant further agrees that he shall not park any vehicle on the premises overnight if the weather forecast calls for snow.

2)                         Unregistered Motor Vehicles

No unregistered vehicles or motor vehicles of any kind may be present upon any part of the premises. This includes, but is not limited to, any automobiles, trailers, boats, vans, trucks, motorcycles, etc.

3)             Outside Storage

No outside storage of any kind is allowed upon the property.

This is an all inclusive prohibition and includes any of the Tenant’s goods, fixtures, barrels, skids and so forth.

No truck bodies, storage sheds or storage containers may be placed upon the premises.

ARTICLE 29 – This lease may not be changed orally.

IN WITNESS WHEREOF, the parties have caused these presents to two counterparts of this Agreement, each of which shall be deemed an original as of the date of execution by the Landlord.

In the presence of:

LANDLORD
D’Amato Investments, LLC
By: JohnLou Corp., its Manager

/s/ Louis J. D’Amato
By: LOUIS J. D’AMATO, PRESIDENT
Duly Authorized

TENANT:
Obagi Medical Products, Inc.

By:	/s/ Steve Garcia
Steve Garcia Duly Authorized

By:

Duly Authorized

SIGNED BY LANDLORD	/ /
SIGNED BY TENANT	/ /

ADDENDUM

ARTICLE 3 – TENANT’S MAINTENANCE AND REPAIR OF PREMISES

Said Tenant hereby agrees to obtain a service contract with a reputable heating/air-conditioning contractor in order to provide proper maintenance of the existing heating/air-conditioning system.

LANDLORD:	D’Amato Investments, LLC
By: JohnLou Corp., its Manager

/s/ Louis J. D’Amato
By: LOUIS J. D’AMATO, PRESIDENT
Duly Authorized

TENANT:	Obagi Medical Products, Inc.

/s/ Steve Garcia
Steve Garcia
Duly Authorized

Duly Authorized

ADDENDUM TO LEASE

Between

D’Amato Investments, LLC

And

Obagi Medical Products, Inc. of Long Beach, California, Tenant

Tenant does hereby agree to exercise its option to renew its lease for the following premises:

136 Research Drive Unit F &
181 Research Drive units 1-3 Milford, CT

The term of said lease renewal is from December 1, 2006 to November 30, 2008. The rent for the term shall be as follows:

06-07       $35,280.00 in monthly installments of $2,940.00

07-08       $37,044.00 in monthly installments of $3,087.00

Tenant has deposited with the Landlord an additional sum of $280.00 to be held as security for the faithful performance and observance of said lease. The total amount of security now on deposit with Landlord is $5,880.00. All other terms and conditions of the lease shall remain the same.

LANDLORD:	D’Amato Investments, LLC
By: JohnLou Corp., its Manager

/s/ Louis J. D’Amato
LOUIS J. D’AMATO, President
Duly Authorized

TENANT:	Obagi Medical Products, Inc.

/s/ Steve Garcia
Steve Garcia
Duly Authorized